UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2019

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13561 (Commission File Number)	43-1790877 (I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)

(816) 472-1700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	EPR	New York Stock Exchange
5.75% Series C cumulative convertible preferred shares of beneficial interest, par value $0.01 per share	EPR PrC	New York Stock Exchange
9.00% Series E cumulative convertible preferred shares of beneficial interest, par value $0.01 per share	EPR PrE	New York Stock Exchange
5.75% Series G cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Effective May 30, 2019, the Board of Trustees (the "Board") of EPR Properties (the "Company") increased the size of the Board from eight to nine members and elected Virginia E. Shanks as an independent trustee to fill the vacancy resulting from the increase in the size of the Board. Ms. Shanks will serve until the 2020 annual meeting of shareholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. The Board also appointed Ms. Shanks to serve as a member of the Audit Committee and Compensation and Human Capital Committee.
There is no arrangement or understanding between Ms. Shanks and any other person pursuant to which Ms. Shanks was selected to serve as a trustee of the Company. The Company is not aware of any transactions involving Ms. Shanks that are reportable under Item 404(a) of Regulation S-K.
Ms. Shanks will be eligible to receive compensation for her services as a trustee in accordance with the Company's standard arrangements for non-employee trustees of the Company, which arrangements are described under the heading "Trustee Compensation" in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2019. The Company will also enter into an Indemnification Agreement with Ms. Shanks in the same form that the Company has entered into with its other trustees and certain of its officers. The Indemnification Agreement provides for procedures for indemnification by the Company to the fullest extent permitted by law and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from Ms. Shanks' services as a trustee of the Company.
The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the form of Indemnification Agreement, which is incorporated by reference herein as Exhibit 10.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 30, 2019, the Company's Board adopted an amendment to Article IV, Section 3 of the Company's Amended and Restated Bylaws (the "Bylaws"), effective immediately upon adoption, to increase the number of members of a committee of the Board required to constitute a quorum of the committee from one-third of the members appointed to such committee to a majority of such members.
The foregoing description of the amendment to the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to the amendment to the Bylaws, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference. A copy of the Bylaws, as amended through May 30, 2019, is attached hereto as Exhibit 3.2, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Company's 2019 Annual Meeting of Shareholders held on May 30, 2019, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:
Proposal No. 1
The following nominees for trustees were elected to serve one-year terms expiring in 2020:

	For	Withheld	Broker Non-Votes
Barrett Brady	55,239,012	3,920,638	9,359,711
Peter C. Brown	57,598,456	1,561,194	9,359,711
James B. Connor	58,619,589	540,061	9,359,711

Proposal No. 2
The shareholders approved the compensation of the Company's named executive officers as presented in the Company's proxy statement on a non-binding, advisory basis:

For	55,767,936
Against	3,189,138
Abstain	202,576
Broker Non-Vote	9,359,711
Proposal No. 3
The shareholders approved the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2019:

For	67,295,066
Against	1,117,996
Abstain	106,299
Broker Non-Vote	—

Item 7.01.    Regulation FD Disclosure.
On May 30, 2019, the Company issued a press release announcing the election of Ms. Shanks to the Board as described above. The Company's press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.
The information set forth in this Item 7.01, including Exhibit 99.1, is being "furnished" and shall not be deemed "filed" for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of EPR Properties, effective May 30, 2019.

3.2	Amended and Restated Bylaws of EPR Properties (inclusive of all amendments through May 30, 2019).

10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to EPR Properties' Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2007).

99.1	Press Release, dated May 30, 2019, issued by EPR Properties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: May 30, 2019